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                                                                   EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of U.S. Bancorp dated August 19, 1999 and to the incorporation by reference therein of our report dated January 20, 1999, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 16, 1999